STATE OF GEORGIA
COUNTY OF FULTON

    CONFIDENTIAL GENERAL RELEASE AND SETTLEMENT AGREEMENT

1. Nature of and consideration for Agreement. In consideration of payment of one hundred million U.S. dollars ($100,000,000.00) (the “Settlement Amount”) paid as outlined in Section 3 below (including, for the avoidance of doubt, the Escrow Amount and the Structured Payment Amounts), receipt and sufficiency of which consideration are acknowledged by the undersigned, Releasors release and forever discharge all Releasees from any consequence or liability caused by or arising from the Incident along with all resulting injuries and damages, and all causes of action set forth or which could have been set forth against Releasees or any other person or entity in the Lawsuits or any other claim or suit.

2. Definitions. Where used in this General Release and Settlement Agreement:

(a)“Releasors” means Stephan Paul Batchelder and Margaret Mary Fitzgerald (formerly known as Margaret Mary Batchelder), each individually, as administrators of the Estate of Ryan Paul Batchelder, and as parents and natural guardians of Josh Patrick Batchelder, Josh Patrick Batchelder, Darin Batchelder, Zack Batchelder, and Kayla Batchelder for themselves and their respective heirs, assigns, executors, administrators, attorneys, and other representatives or agents now and in perpetuity.
(b)“Releasees” means and includes Malibu Boats, LLC and Malibu Boats, Inc. (collectively, “Malibu”), and their past, present and future officers, directors, agents, representatives, insurers, agents, employees, underwriters, assigns, members, general partners, limited partners, and employees, and any and all parent companies, subsidiaries, successor companies, businesses, or entities thereof, any other affiliated persons or entities.
(c)“Incident” means the incident on or about July 17, 2014 at Lake Burton in Rabun County, Georgia, that is the basis of the Lawsuits, in which a 2000 Malibu Response LX Bowrider boat, bearing Hull ID No. US-MB2Y6530B000 and Inboard Engine Serial No. IC970747, “swamped” while it was being operated by Dennis Ficarra, with Darin Batchelder, Ryan Paul Batchelder, Josh Patrick Batchelder, Zack Batchelder, and Kayla Batchelder in the boat as passengers, as a result of which Ryan Paul Batchelder was injured and died of his injuries, and as a result of which Releasors allegedly were injured and damaged.
(d)“Agreement” and “Release” mean this General Release and Settlement Agreement.
(e)“Lawsuits” means and includes (i) the lawsuit styled Stephan Paul Batchelder and Margaret Mary Batchelder, Individually, as Administrators of the Estate of Ryan Paul Batchelder, deceased, v. Malibu Boats West, Inc. and Malibu Boats, LLC, filed in the Superior Court of Rabun County, Georgia, Civil Action File no. 2016-CV-0114-C, which case is currently pending appeal to the Court of Appeals of Georgia (the “First Lawsuit”), and (ii) the lawsuit styled Stephan Paul Batchelder and Margaret Mary Batchelder, as Natural Guardians of Josh Patrick Batchelder, a minor; Darin Batchelder, individually and as Natural Guardian of Zack Batchelder, a minor; and Kayla Batchelder v. Malibu Boats, LLC, filed in the Superior Court of Rabun County, Georgia, Civil Action File no. 2022-CV-0034, which is a renewal action under Georgia law of certain claims and causes of action originally asserted in Civil Action 2016-CV-0114-C filed in the
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Superior Court of Rabun County (the “Second Lawsuit”).
(f)“Business Day” means any day other than a Saturday, a Sunday or any other day which is a federal holiday or on which banking institutions are authorized or obligated by law, regulation, or executive order to remain closed.
(g)“Escrow Agreement” means an Escrow Agreement in substantially the form attached hereto as Exhibit A, by and among Donald R. Fountain, Jr. and Andrew Ashby, as representative of the Releasors (the “Releasor Representative”), Malibu Boats, LLC, a Delaware limited liability company, as representative of the Releasees (the “Releasee Representative”), and the Escrow Agent, which agreement will provide for, among other things, the establishment of an interest-bearing escrow account for the benefit of the parties for purposes of holding in escrow a portion of the settlement proceeds identified in Section 1 of this Agreement (the “Escrow Account”).
(h)“Escrow Agent” means Wilmington Trust, National Association.
(i)“Escrow Amount” means sixty million U.S. dollars ($60,000,000.00).
(j)“First Escrow Release Condition” means that both of the following events shall have occurred: (i) the entry of a Final Determination setting aside, vacating, or otherwise nullifying in full the judgment of the Superior Court of Rabun County, Georgia in the First Lawsuit and dismissing with prejudice each of the claims and causes of action asserted by the plaintiffs in the First Lawsuit; and (ii) the entry of a Final Determination dismissing with prejudice each of the claims and causes of action asserted by the plaintiffs in the Second Lawsuit.
(k)“First Escrow Release Date” means the date on which the First Escrow Release Condition is satisfied.
(l)“Second Escrow Release Date” means the date that is six (6) months following the First Escrow Release Date, provided that no claims, causes of action, lawsuits or other proceedings in respect of any liens, claims of liens, or claims of right to recover against the settlement proceeds or otherwise in connection with the Incident (any such claims, causes of action or proceeding, a “Third-Party Claim”) have been made or asserted by any person (including any third-party claimant) on or prior to such date.
(m)“Final Determination” means a final, non-appealable judgment or order by a court of competent jurisdiction. In the case of an order on a motion to vacate the Judgment “Final Determination” means the expiration of 31 days after the entry of such an order of any similar order disposing of the judgment, regardless of the title.
(n)“Joint Instruction” means a joint written instruction in substantially the form attached as Annex I to the Escrow Agreement.

3. Payment of Settlement Amount.

(a)Payment Terms. The parties hereby agree as follows:

(i)Promptly following the execution of this Agreement, the Releasor Representative and the Releasee Representative shall enter into the Escrow Agreement with the Escrow Agent;
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(ii)No later than 5 calendar days following the entry into the Escrow Agreement and establishment of the Escrow Account, Malibu shall deposit (or cause to be deposited) the Escrow Amount into the Escrow Account;

(iii)Malibu shall pay (or cause to be paid) the Structured Payment Amounts (as defined below) in accordance with the terms of Section 3(b) below; and

(iv)Promptly following the execution of this Agreement, Malibu shall pay (or cause to be paid) to the Interest on Trust Account (IOTA) of Clark, Fountain, La Vista, Littky-Rubin & Whitman and/or any designated structure company selected by Releasors an amount equal to (A) the Settlement Amount less (B) the sum of the Escrow Amount and the Structured Payment Amounts.

(v)The payments described in the foregoing clauses (ii)-(iv) shall be made by wire transfer of immediately available funds in accordance with wire instructions provided by the Releasor Representative substantially concurrently with the execution of this Agreement (and in any event, at least 3 Business Days prior to payment of any amounts by Malibu pursuant to this Section 3).

(b)Future Periodic Payments. In consideration of the covenants and agreements set forth herein, Malibu hereby agrees to fund the following future periodic payments (the “Periodic Payments”) to the individuals named below (the “Payee(s)”):

(i)Malibu agrees to fund the following future periodic payments on or before August 4, 2023 through MetLife Assignment Company, Inc. (“MetLife”) with a lump sum payment of $8,400,000.00 (the “Batchelder Structured Payment Amount”):

(A)Payee: Stephan P. Batchelder Revocable Trust – 2023

$34,070.75 for life, payable monthly, guaranteed for 25 years, beginning on October 1, 2023, with the last guaranteed payment on September 1, 2048.

(B)Payee: Josh P. Batchelder Revocable Trust – 2023

$5,000.00 payable monthly, guaranteed for 7 years, beginning on June 29, 2028, with the last guaranteed payment on May 29, 2035;

$7,500.00 payable monthly, guaranteed for 10 years, beginning on June 29, 2035, with the last guaranteed payment on May 29, 2045;

$100,000.00 paid on June 29, 2028 guaranteed;

$500,000.00 paid on June 29, 2035 guaranteed; and

$704,623.30 paid on June 29, 2040 guaranteed.

(ii)Malibu agrees to fund the following future periodic payments for the benefit of Margaret Mary Fitzgerald, formerly known as Margaret Mary Batchelder, on or before August 4, 2023 through American General
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Annuity Service Corporation (“American General”) with a lump sum payment of $500,000.00 (the “First M.M.F. Structured Payment Amount”):

(A)Payee: M.M.F. Settlement Protection Trust

$5,288.00 payable monthly, guaranteed for 10 years, beginning on January 1, 2024, with the last guaranteed payment on December 1, 2033.

(iii)Malibu agrees to fund the following future periodic payments for the benefit of Margaret Mary Fitzgerald, formerly known as Margaret Mary Batchelder, on or before July 20, 2023 through American General with a lump sum payment of $2,322,296.00 (the “Second M.M.F. Structured Payment Amount”):

(A)Payee: M.M.F. Settlement Protection Trust

$24,676.00 payable monthly, guaranteed for 10 years, beginning on January 1, 2024, with the last guaranteed payment on December 1, 2033.

(iv)Malibu agrees to fund the following future periodic payments for the benefit of Margaret Mary Fitzgerald, formerly known as Margaret Mary Batchelder, on or before July 20, 2023 through Pacific Life & Annuity Services, Inc. (“Pacific Life”) with a lump sum payment of $1,677,704.00 (the “Third M.M.F. Structured Payment Amount” and, together with the Batchelder Structured Payment Amount, the First M.M.F. Structured Payment Amount and the Second M.M.F. Structured Payment Amount, the “Structured Payment Amounts”):

(A)Payee: M.M.F. Settlement Protection Trust

$24,676.00 payable monthly, guaranteed for 10 years, beginning on January 1, 2034, with the last guaranteed payment on December 1, 2043; and

$500,000.00 paid on January 1, 2044 guaranteed.

(v)The total cost to Malibu for the Periodic Payments portion of the settlement is $12,900,000.00. No part of the sum being paid by Malibu to provide future Periodic Payments as set forth herein may be paid directly to any Releasors or Payee inasmuch as the parties negotiated for a structured settlement as being in the best interest of the Releasors. No costs may be deducted from any of the Periodic Payments; any transfer of the Periodic Payments is prohibited by the terms of the structured settlement and may otherwise be prohibited or restricted under applicable law. Any transfer of the Periodic Payments by the Releasors and/or Payee may subject Releasors and/or Payee to serious adverse tax consequences.

(vi)All of the Periodic Payments constitute damages on account of personal physical injuries and/or physical sickness, arising from an occurrence, within the meaning of Section 104(a)(2) of the Internal Revenue Code of 1986, as amended.

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(c)Rights to Payments. The Periodic Payments cannot be accelerated, deferred, increased or decreased by the Releasors or any Payee; nor shall the Releasors or any Payee have the power to sell or mortgage or encumber same, or any part thereof, nor anticipate the same, or any part thereof, by assignment or otherwise. Transfer of the Periodic Payments is thus prohibited by the terms of this structured settlement and may otherwise be prohibited or restricted under applicable law.

(d)Qualified Assignment.

(i)The parties agree that Malibu will make “qualified assignments” within the meaning of Section 130 (c), of the Internal Revenue Code of 1986, as amended, of Malibu’s liability to make the Periodic Payments required herein. Such assignments shall be to MetLife Assignment Company, Inc. (the “MetLife Assignee”) for the Periodic Payments set forth in Section 3(b)(i) above, to American General Annuity Service Corporation (the “American General Assignee”) for the Periodic Payments set forth in Sections 3(b)(ii) and 3(b)(iii) above and to Pacific Life & Annuity Services, Inc. (the “Pacific Life Assignee” and, together with the MetLife Assignee and the American General Assignee, the “Assignees”) for the Periodic Payments set forth in Section 3(b)(iv) above, and such assignments shall be accepted by the Releasors without right of rejection and shall completely release and discharge Malibu from all obligations set forth in Section 3(b) of this Agreement. The Releasors recognize that, upon execution of such assignments, the Assignees shall be sole obligors with respect to the obligations assigned pursuant thereto (which, for the avoidance of doubt, shall include all obligations set forth in Section 3(b) above), and that all other releases that pertain to the liability of Malibu shall thereupon become final, irrevocable and absolute.

(ii)When the liability to make the Periodic Payments is assigned by way of “qualified assignments”:

(A)The Periodic Payments from the Assignees cannot be accelerated, deferred, increased or decreased by the Releasors or any other Payee;

(B)The Assignees’ obligation for payment of the Periodic Payments is no greater than the obligation of the person or entity originally liable (whether by suit or agreement) for payment and from whom the obligation was assigned;

(C)Metropolitan Tower Life Insurance Company will guarantee the future Periodic Payments obligations assigned to and assumed by its Assignee, MetLife Assignment Company, Inc. for the Periodic Payments set forth in Section 3(b)(i) above;

(D)AGC Life Insurance Company will guarantee the future Periodic Payments obligations assigned to and assumed by its Assignee, American General Annuity Service Corporation for the Periodic Payments set forth in Sections 3(b)(ii) and 3(b)(iii) above; and

(E)Pacific LifeCorp will guarantee the future Periodic Payments obligations assigned to and assumed by its Assignee, Pacific Life
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& Annuity Services, Inc. for the Periodic Payments set forth in Section 3(b)(iv) above.

(e)Right to Purchase an Annuity.

(i)The MetLife Assignee reserves the right to fund its liability to make the Periodic Payments set forth in Section 3(b)(i) above through the purchase of annuity contracts from Metropolitan Tower Life Insurance Company (the “MetLife Annuity Issuer”). The MetLife Assignee shall be the owner of the annuity contracts and shall have all rights of ownership.

(ii)The American General Assignee reserves the right to fund its liability to make the Periodic Payments set forth in Sections 3(b)(ii) and 3(b)(iii) above through the purchase of annuity contracts from American General Life Insurance Company (the “American General Annuity Issuer”). The American General Assignee shall be the owner of the annuity contracts and shall have all rights of ownership.

(iii)The Pacific Life Assignee reserves the right to fund its liability to make the Periodic Payments set forth in Section 3(b)(iv) above through the purchase of an annuity contract from Pacific Life Insurance Company (the “Pacific Life Annuity Issuer” and, together with the MetLife Annuity Issuer and the American General Annuity Issuer, the “Annuity Issuers”). The Pacific Life Assignee shall be the owner of the annuity contract and shall have all rights to ownership.

(iv)Each Assignee may direct its respective Annuity Issuer to mail payments or electronically transfer payments directly to the Payee. The Payee shall be responsible for maintaining a current mailing address, bank and mortality information for the Payee with the Annuity Issuer.

(f)Attorney’s Fees. Each Party hereto shall bear all attorney's fees and costs arising from the actions of its own counsel in connection with the complaint, this Agreement and the matters and documents referred to herein, the filing of a Dismissal of the Complaint, and all related matters.

(g)Beneficiary.

(i)Any Periodic Payments to be made after the death of Margaret Fitzgerald pursuant to the terms of this Agreement will be payable to the M.M.F. Settlement Protection Trust.

(ii)Any Periodic Payments to be made after the death of Stephan P. Batchelder pursuant to the terms of this Agreement shall be made payable to the Stephan P. Batchelder Revocable Trust – 2023.

(iii)Any Periodic Payments to be made after the death of Josh P. Batchelder pursuant to the terms of this Agreement shall be made payable to the Josh P. Batchelder Revocable Trust – 2023.

(iv)Any request for change of beneficiary may be submitted in writing and delivered, received and accepted by the applicable Assignee.

(h)Discharge of Obligation. The obligation assumed by the Assignees to make each Periodic Payment shall be fully discharged upon mailing of a valid check or
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electronic funds transfer in the amount of such payment on or before the due date to the last address or account on record for the applicable Payee or Beneficiary with the applicable Annuity Issuer. If a Payee or Beneficiary notifies the Assignee that any check or electronic funds transfer was not received, the applicable Assignee shall direct the applicable Annuity Issuer to initiate a stop payment action and, upon confirmation that such check was not previously negotiated or electronic funds transfer deposited, shall have the applicable Annuity Issuer process a replacement payment.

(i)Additional Documents. All Parties agree to cooperate fully and execute any and all supplementary documents, including but not limited to the forms of Qualified Assignment and Releases attached hereto as Exhibit B (the “Qualified Assignments”), and to take all additional actions, which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement and the Qualified Assignments.

4. Release of Escrow Amount.

(a)Promptly (and in any event within 2 Business Days) following the First Escrow Release Date, the Releasor Representative and the Releasee Representative shall execute and deliver to the Escrow Agent a Joint Instruction directing the Escrow Agent to pay to the Releasors from the Escrow Account an amount equal to forty million U.S. dollars ($40,000,000.00) by wire transfer of immediately available funds pursuant to the wire instructions set forth in such joint written instruction.

(b)Promptly (and in any event within 2 Business Days) following the Second Escrow Release Date, the Releasor Representative and the Releasee Representative shall execute and deliver to the Escrow Agent a Joint Instruction directing the Escrow Agent to pay to the Releasors any amounts then remaining in the Escrow Account (which, for the avoidance of doubt, shall include any interest earned on the funds held in the Escrow Account less any expenses of the Escrow Agent to be paid out of the Escrow Account in accordance with the terms of the Escrow agreement).

(c)In the event that, prior to the occurrence of the First Escrow Release Date or the Second Escrow Release Date, a Final Determination has been entered in favor of, or the Releasors have entered in a legally binding and enforceable settlement agreement with, the State of Georgia pursuant to which the State of Georgia (together with its successors and assigns, the “State Parties”) (i) is entitled to receive payment in respect of any Third-Party Claims and (ii) expressly releases Releasees from any liability to the State Parties in respect of any Third-Party Claims (and provided that Releasees are express third-party beneficiaries of such release) (a “State Settlement Agreement,” and any such amounts owed to any State Parties pursuant to such Final Determination or State Settlement Agreement, a “State Award”), then the Releasor Representative and the Releasee Representative shall execute and deliver to the Escrow Agent a Joint Instruction directing the Escrow Agent to pay to (x) such State Parties the lesser of (1) the amount owed to such State Parties pursuant to such Final Determination or State Settlement Agreement and (2) the amount of funds then remaining in the Escrow Account (which, for the avoidance of doubt, shall include any interest earned on the funds held in the Escrow Account less any expenses of the Escrow Agent to be paid out of the Escrow Account in accordance with the terms of the Escrow Agreement) and (y) the Releasors the amount of funds (if any) remaining in the Escrow Account following the payment described in the foregoing clause (x). For the avoidance of doubt, the foregoing shall not relieve the Releasors of their obligation to indemnify and hold harmless the Releasees in accordance with the
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terms of Sections 8 and 11 from and against any losses incurred by the Releasees with respect to the portion of any State Award in excess of the amount of funds remaining in the Escrow Account at the time of such State Award.

5. Release of claims. Releasors, having received and acknowledged the aforesaid consideration as full compensation and satisfaction for and on account of all claims, actions, and causes of action against Releasees and Malibu Boats West, Inc. of every nature or character, known or unknown, arising from the Incident, hereby satisfy, settle, release, and forever discharge Releasees and all other third persons or entities whatsoever (including Malibu Boats West, Inc.), known or unknown to Releasors at execution of this Agreement and regardless of whether named herein. Releasors expressly intend to release and do release all persons, firms, or corporations and the whole world, regardless of whether specifically named herein. Specifically included and released herein are all claims, actions, and causes of action of any nature or character arising out of the Incident and resulting injuries and damages to Ryan Paul Batchelder, Josh Patrick Batchelder, Darin Batchelder, Zack Batchelder, Kayla Batchelder, or Releasors. Releasors acknowledge that this is a full satisfaction of all past, present, and future claims of Releasors, claims of or on behalf of Ryan Paul Batchelder or his estate, Josh Patrick Batchelder, Darin Batchelder, Zack Batchelder, and Kayla Batchelder, and any claims of or on behalf of any other person or entity for or on behalf of Releasors, Ryan Paul Batchelder, Josh Patrick Batchelder, Darin Batchelder, Zack Batchelder, or Kayla Batchelder, against Releasees arising out of the Incident. This expressly includes and releases all claims, demands, rights, and causes of action of whatever kind or nature arising from any known or unknown consequences, foreseen and unforeseen, for bodily and personal injuries, wrongful death, mental or physical pain and suffering, damage to property and consequences thereof, and injuries received and damages incurred due to negligent or intentional conduct of any kind, negligent or intentional infliction of emotional distress, and the consequences thereof, and all claims and causes of action under any theory of recovery whether for compensatory or punitive damages, all past, present, or future claims, rights, damages, costs, loss of services, loss of consortium, loss of earnings, lost wages, loss of enjoyment of life, diminished earning capacity, loss of pension or retirement plan or benefits, disfigurement, hospital, medical, drug, funeral, and physical therapy expenses, loss or diminution in past, present, or future Social Security earnings or payments, loss of or injury to insurability, claims for interest and/or attorney’s fees, damages for alleged abusive litigation, and all other expenses and compensation of any nature, including but not limited to all claims and causes of action set forth or which could have been set forth against Releasees or anyone else in the Lawsuits (including Malibu Boats West, Inc.) or in any claim or suit with respect to the injuries and death of Ryan Paul Batchelder, the injuries of Darin Batchelder, Josh Patrick Batchelder, Zack Batchelder, and Kayla Batchelder, and/or Releasors’ claims resulting from the Incident.

6. Separate, distinct, or more serious consequences or damages. Releasors execute this Agreement with full knowledge and understanding there may be more serious consequences or damages, or separate or distinct consequences or damages, resulting from the Incident that are not now known or appreciated by Releasors. The wire transfer(s) identified herein is/are accepted by Releasors as final payment of all consideration set out herein. This settlement represents the total and complete settlement of all claims of Releasors against Releasees or anyone else in the Lawsuit or otherwise with respect to the injuries and death of Ryan Paul Batchelder, the injuries of Josh Patrick Batchelder, Darin Batchelder, Zack Batchelder, and Kayla Batchelder, and/or Releasors’ claims resulting from the Incident.

7. Lien affidavit pursuant to O.C.G.A. § 44-14-473. Releasors agree and aver, as a condition precedent to the settlement of this matter, that (i) there are no hospital and/or physician liens and no claims by any other person, firm, corporation, and/or any other entity against the consideration paid hereunder, (ii) all hospital and physician bills for treatment of Ryan Paul Batchelder and Releasors have been fully paid, and (iii) Ryan Paul Batchelder and Josh Patrick Batchelder were residents of Palm Beach County, Florida at the time of the Incident, and (iv)
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Darin Batchelder, Zack Batchelder, and Kayla Batchelder were residents of Collin County, Texas at the time of the Incident. It is the express intent of the undersigned that this sworn statement shall constitute the affidavit required under O.C.G.A. § 44-14-473. Releasors further warrant, agree, and aver that there are no existing liens or claims against them or the consideration referenced herein by any bankruptcy creditor or trustee.

8. Resolution of liens & indemnity by Releasors. Releasors agree, aver, represent, and covenant that there are no outstanding liens, claims of liens, or claims of right to recover against the settlement proceeds or Releasors’ right to recover in connection with the Incident. Nevertheless, Releasors expressly agree, aver, represent, and covenant that any and all outstanding liens and claims of lien or interest in any judgment resulting from the Incident or the settlement proceeds will be resolved or paid by them from the settlement proceeds identified herein. The provisions of this paragraph specifically include but are not limited to any and all liens asserted by or on behalf of any insurer, Medicare, the Centers for Medicare Services, any federal or state Medicaid entity, or any entity on behalf of or representing the interest of any of the foregoing. Releasors agree to defend, hold harmless, reimburse, and indemnify Releasees against any claim for damages, compensation, or otherwise made by any person, firm, corporation, or other entity arising out of or resulting from claimed injuries and/or medical treatment incurred by Josh Patrick Batchelder, Zack Batchelder, or Kayla Batchelder as a result of the Incident.

9. Medicare/Medicaid has no interest in settlement; waiver and indemnity for claims relating to subsequent decisions, findings, or suits.

(a)The parties have sought to protect the interest of Medicare/Medicaid, and it is not the purpose of this Agreement to shift responsibility of medical care of Josh Patrick Batchelder, Zack Batchelder, Kayla Batchelder, or Darin Batchelder to the Medicare program. This settlement is intended to resolve a dispute between Releasors and Releasees as a result of the Incident. Releasors agree and represent that Medicare/Medicaid has not paid for any medical expenses arising from the Incident that will not be resolved from these settlement proceeds as outlined above and will not pay for any medical expenses arising from the Incident in the future. Nevertheless, the parties acknowledge and understand that any present or future action or decision by the Centers for Medicare and Medicaid Services (CMS), Medicare, or Medicaid on this settlement, or on eligibility for or entitlement to Medicaid/Medicare payments by Releasors, will not void, modify, or affect the effectiveness or finality of this Agreement.

(b)Releasors also understand that should CMS, Medicare, or Medicaid find that a Medicare/Medicaid Set-Aside Allocation should have been established in connection with the Incident and/or this settlement and/or otherwise determine that Medicare/Medicaid’s interests were not adequately protected, CMS, Medicare, or Medicaid may require Releasors to expend up to the entire settlement amount on Medicare/Medicaid covered expenses related to the injury before providing coverage for the injury. Releasors voluntarily accept this risk and waive any and all claims of any nature and/or damages against the Releasees should CMS, Medicare, or Medicaid take such action, including, but not limited to a Private Cause of Action against Releasees under the Medicare Secondary Payer Act (MSP) pursuant to 42 USC § 1995y(b)(3)(A).

(c)Based on the foregoing, Releasors agree to defend, indemnify, and hold harmless Releasees from (i) any liability associated with CMS, Medicare, Medicaid, or MSPRC asserting a right to recover from the settlement, for conditional payments made on behalf of Josh Patrick Batchelder, Zack Batchelder, Kayla Batchelder, or Darin Batchelder for any injury-related care for which any entity proves the
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burden to pay shifted to Medicare or Medicaid or for any other reimbursement obligations arising under 42 U.S.C. § 1395y(b) and its associated regulations; (ii) any action by or on behalf of Medicare, CMS, or Medicaid seeking payment of medical expenses for or of Josh Patrick Batchelder, Zack Batchelder, Kayla Batchelder, or Darin Batchelder; and (iii) any claims, expenses, and attorney’s fees relating to either of the foregoing or to any expense covered or paid by CMS, Medicare, or Medicaid for treatment related to injuries underlying claims of or on behalf of Josh Patrick Batchelder, Zack Batchelder, Kayla Batchelder, or Darin Batchelder or Releasors against Releasees. Releasees represent and warrant they will notify Releasors within 30 days of receipt of any lien, claim of lien, purported right of reimbursement, or any other purported claim to any settlement proceeds asserted by Medicare, CMS, or Medicaid, by sending an e-mail to *** and ***, containing the information known to Releasors about any such claim or potential claim. In the event that counsel is needed, and because Releasors must hold Releasees harmless with respect to the matter(s) related to the Incident and Lawsuits as set forth herein, Releasors shall be entitled to select and appoint any counsel of their choosing, at their sole discretion, which shall not restrict or restrain the Releasees from retaining any separate counsel of their choosing, which they may do at their sole discretion and expense.

(d)The parties acknowledge and understand that any present or future action or decision by the Centers for Medicare and Medicaid Services (CMS), Medicare, or Medicaid on this settlement, or on eligibility for or entitlement to Medicaid or Medicare payments by or on behalf of Josh Patrick Batchelder, Zack Batchelder, Kayla Batchelder, or Darin Batchelder will not render this Agreement void or ineffective, or in any way affect the finality of this Agreement.

10. No representations or admission of liability/fault by Releasees. This Release is given voluntarily and not based on any representations or statements by Releasees as to merit, legal liability, or value of any claims or any other matter. Releasors accept the consideration referred to herein in full settlement of all claims against Releasees caused by or related to the Incident. Releasors further understand and acknowledge that payment of the amounts noted herein shall not be construed as an admission of liability or fault by Releasees; said payment is in compromise and settlement of the claims of Releasors.

11. Indemnity. As an essential and material term of this Agreement, Releasors expressly agree and guarantee that they will fully indemnify and hold harmless all Releasees for and against any matter(s) related to the Incident or the Lawsuits, to include any matter(s) related to any valid lien(s) against Releasor(s), any valid claim(s) for right of reimbursement against Releasor(s), any claim by any party or nonparty for right to recover any portion of any judgment entered in either of the Lawsuits, or any other claim to any settlement proceeds paid herein, asserted by any other person, firm, corporation, employer, insurance company, government, or government agency as a result of the settlement of the claims that are resolved by this Agreement; provided, that in no event will Releasors’ indemnification obligations pursuant to this Section 11 require payment by Releasors of any amounts in excess of the Settlement Amount. Releasees represent and warrant they will notify Releasors within 30 days of receipt of any lien, claim of lien, purported right of reimbursement, or any other purported claim to any settlement proceeds, by sending an e-mail to *** and ***, containing the information known to Releasors about any such claim or potential claim. In the event that counsel is needed, and because Releasors must hold Releasees harmless with respect to the matter(s) related to the Incident and Lawsuits as set forth herein, Releasors shall be entitled to select and appoint any counsel of their choosing, at their sole discretion, which shall not restrict or restrain the Releasees from retaining any separate counsel of their choosing, which they may do at their sole discretion and expense.

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12. Confidentiality. Releasors covenant and agree that the terms of this Agreement and the amount paid by or on behalf of the Releasees pursuant to this Agreement will be kept confidential and private in all respects. The undersigned will not reveal the foregoing to newspapers, media, or any other person, firm, corporation, or entity, except as set forth herein. Releasors agree not to disclose or describe or characterize the amount of the settlement in any way whatsoever. Releasors also (i) agree to direct their counsel to treat the terms of this Agreement and amount paid as a client confidence that they may not divulge, and (ii) covenant that neither they nor their counsel will divulge the information. It shall not be a violation of this Section 12 to state that the matter has been settled and that the undersigned are satisfied or pleased with the resolution of the case. Nothing contained herein shall be construed to preclude the undersigned from disclosing this Agreement, including the amount paid, if and as required in public securities filings, or to income tax preparer(s), financial advisor(s), or the Internal Revenue Service in connection with seeking tax or financial advice or filing any tax document requiring the disclosure of said settlement, or to any Court or governmental body that requires it, or as otherwise required by law. Releasors agree to indemnify and reimburse any reasonable cost that the Releasees may incur to enforce the confidentiality obligations in this Section 12 or related to litigation arising from a breach of said obligations, but only if Releasees are the prevailing party in any such matter.

13. No other person able to assert claim. Releasors swear and affirm that no other person is authorized or entitled to assert a claim for recovery in connection with the Incident on behalf of Ryan Paul Batchelder or for damages incurred by him or his estate or on their behalf, or on behalf of Darin Batchelder, Josh Patrick Batchelder, Zack Batchelder, or Kayla Batchelder, or for injuries or damages incurred by them or on their behalf. Releasors expressly agree to defend, reimburse, indemnify, and hold harmless Releasees against any claim made against Releasees (a) by any other person relating to injury and death of Ryan Paul Batchelder or any damages of Ryan Paul Batchelder, his estate, or Releasors relating to or arising from the Incident, and/or (b) relating to injury or damages suffered by Josh Patrick Batchelder, Zack Batchelder, Kayla Batchelder, or Darin Batchelder relating to or arising from the Incident, including any claim for loss of consortium, loss of services, or similar type of claim alleged to have resulted from an injury, mental, physical, or emotional due to the Incident.

14. Entire agreement between parties. This is the entire and sole agreement between the parties regarding the subject matter referenced herein, and this Agreement replaces and supersedes all prior discussions, agreements, or understandings between the parties regarding the Incident, the Lawsuits, any judgment entered in connection with the Lawsuits, or any settlement or obligation regarding any of the foregoing.

15. No presumption regarding drafting of Agreement. Releasors and their attorney have fully reviewed and had the opportunity to revise this Agreement prior to signing, and, as such, it is agreed that in the context of any subsequent interpretation of the Agreement, no presumption shall arise or apply as to construction of the Agreement against the drafting party.

16. Capacity to execute agreement. Releasors warrant that they are of sound mind and laboring under no disabilities that would prevent them from understanding and agreeing to the terms of this Agreement. Releasors represent and warrant that no other person or entity has or has had any interest in the claims, demands, obligations and/or causes of action referred to in this Agreement except as otherwise set forth herein and that they have the sole right and exclusive authority to execute this Agreement and to receive the sums specified herein.

17. Governing law and venue. The provisions of this Agreement shall be construed under and according to the laws of the State of Georgia. Each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in the Fulton County, Georgia for any action or proceeding brought by another party hereto arising out of or relating to this Agreement, (ii) waives any objection to the laying of venue in any such action or proceeding
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in such courts, and (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

18. Duty of cooperation. Releasors expressly agree to take any steps necessary to carry out the specific terms and intent of this Agreement, specifically including but not limited to any steps necessary to file motions to set aside any judgment in the Lawsuits, to dismiss the Lawsuits and any appeal of the Lawsuits.

19. Setting aside judgment and dismissal with prejudice in the First Lawsuit.  Within 5 Business Days after Releasees’ payment in full of all Settlement Amount in accordance with the terms of Section 3(a), (i) Releasors and Releasees shall file motions to dismiss their appeals in the First Lawsuit with prejudice, and (ii) contemporaneously with those filings, Releasees shall provide notice of the motions to the Office of the Attorney General of the State of Georgia. Contemporaneously with the filing of the Releasors’ and Releasees’ motions to dismiss their appeals in the First Lawsuit with prejudice, (a) Releasors and Releasees shall file a joint motion to set aside the judgment entered in the First Lawsuit, and (b) contemporaneously with the filing of the motion described in the foregoing clause (a), Releasees shall provide notice of the filing of the motion to the Office of the Attorney General of the State of Georgia. Releasors and Releasees will take all necessary steps to ensure that the judgment in the First Lawsuit is set aside, vacated, or otherwise nullified, and as soon as an order setting aside, vacating, or otherwise nullifying the judgment is entered, the Releasors will file a motion to dismiss with prejudice of all claims against all parties in the First Lawsuit. It is expressly understood and agreed that the entry of orders granting the aforementioned motions to dismiss and the parties’ reasonable best efforts to obtain a court order granting the motion to set aside, vacate, or otherwise nullify the judgment entered in the First Lawsuit filed in accordance with the terms of this Section 19 are essential terms of this Agreement. Notwithstanding the foregoing, in the event that, despite the parties’ reasonable best efforts, the trial court refuses to set aside, vacate, or otherwise nullify the judgment, but the Releasors enter into a State Settlement Agreement in accordance with the terms of Section 4(c) above, then Releasors will file a motion to dismiss with prejudice of all claims against all parties in the First Lawsuit, and their obligations under this Section 19 will be fully satisfied.

20. Dismissal with prejudice in Second Lawsuit. Contemporaneously with filing of the motions to dismiss the First Lawsuit in accordance with Section 19, Releasors will file a motion to dismiss with prejudice of all claims against all parties in the Second Lawsuit.

21. Captions; counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by electronic means (including .portable document format (.pdf)) with the same binding effect as the original.

[Signature Pages Follow]

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IN WITNESS WHEREOF, I have hereunto set my hand and sealed, this 30th day of June, 2023.

Sworn to and subscribed before me, this 30th day of June, 2023. /s/ Beenet Singh Notary Public Sworn to and subscribed before me, this 30th day of June, 2023. /s/ Richard T. Danca Notary Public

/s/ Stephan Paul Batchelder
Stephan Paul Batchelder, individually, as administrator of the Estate of Ryan Paul Batchelder, and as parents and natural guardians of Josh Patrick Batchelder

/s/ Margaret Mary Fitzgerald
Margaret Mary Fitzgerald (formerly known as Margaret Mary Batchelder), individually, as administrator of the Estate of Ryan Paul Batchelder, and as parents and natural guardians of Josh Patrick Batchelder

Sworn to and subscribed before me, this 30th day of June, 2023. /s/ Richard T. Danca Notary Public	/s/ Josh Patrick Batchelder Josh Patrick Batchelder
[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, I have hereunto set my hand and sealed, this 30th day of June, 2023.

Sworn to and subscribed before me,
this 30th day of June, 2023.

/s/ Marques Marshall
Notary Public

Sworn to and subscribed before me,
this 30th day of June, 2023.

/s/ Marques Marshall
Notary Public

Sworn to and subscribed before me,
this 30th day of June, 2023.

/s/ Richard T. Danca
Notary Public

/s/ Darin Batchelder Darin Batchelder /s/ Zack Batchelder Zack Batchelder /s/ Kayla Batchelder Kayla Batchelder

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, I have hereunto set my hand and sealed, this 30th day of June, 2023.

Sworn to and subscribed before me, this 30th day of June, 2023. /s/ Christy M. Watts Notary Public	Malibu Boats, Inc. By: /s/ Matthew M. Googe Name: Matthew M. Googe Title: Secretary
Sworn to and subscribed before me, this 30th day of June, 2023. /s/ Christy M. Watts Notary Public	Malibu Boats, LLC By: /s/ Matthew M. Googe Name: Matthew M. Googe Title: Secretary

[Signature Page to Settlement Agreement]

Exhibit A

Escrow Agreement

[Attached.]

FORM OF ESCROW AGREEMENT
    This ESCROW AGREEMENT dated this [__] day of June, 2023 (the “Escrow Agreement”), is entered into by and among (i) Donald R. Fountain, Jr., an individual, and Andrew Ashby, an individual (collectively, “Releasor Representatives”), (ii) Malibu Boats, LLC, a Delaware limited liability company (“Releasee Representative” and, together with Releasor Representatives, the “Parties,” and each individually, a “Party”), and (iii) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Settlement Agreement (as defined below).
RECITALS
    WHEREAS, the Parties have entered into a Confidential General Release and Settlement Agreement, dated as of the date hereof (the “Settlement Agreement”), by and among the Releasors party thereto and the Releasees party thereto; and
    WHEREAS, pursuant to the terms of the Settlement Agreement, the Parties have agreed to place in escrow certain funds, and the Escrow Agent agrees to hold, invest and distribute such funds in accordance with the terms of this Escrow Agreement.
    NOW THEREFORE, in consideration of the promises and the agreements of the Parties and Escrow Agent and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:
ARTICLE 1
ESCROW DEPOSIT, DISTRIBUTION, AND INVESTMENT
Section 1.1.    Appointment of Escrow Agent and Receipt of Escrow Amount. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein. Promptly following the execution hereof, Releasee Representative shall deliver, or cause to be delivered, to the Escrow Agent an amount equal to $60,000,000.00 (the “Escrow Amount”), by wire transfer of immediately available funds, to be held in an account maintained on the terms and subject to the conditions set forth in this Escrow Agreement (the “Escrow Account”).
Section 1.2.    Disbursements.
    (a)     If the Escrow Agent receives either (i) a joint written instruction substantially the form attached hereto as Annex I (a “Joint Instruction”) signed by an authorized representative of each of Releasor Representatives and Releasee Representative (as set forth on Exhibits A-1 and A-2, respectively, as such Exhibits may be amended from time to time by notice given pursuant to Section 4.2 by Releasor Representatives and Releasee Representative, respectively) (each, an “Authorized Representative” and collectively, the “Authorized Representatives”) directing the Escrow Agent as to payment of all or any part of the Escrow Amount or (ii) a final, non-appealable decision of any court of competent jurisdiction directing the Escrow Agent to release any portion of the Escrow Amount in accordance with such decision, the Escrow Agent shall, as soon as practicable, but in any event within two (2) Business Days, after receipt of such Joint Instruction or court decision pay such amount from the Escrow Account as directed in such Joint Instruction or court decision.
    (b)    With respect to any release of funds from the Escrow Account pursuant to a Joint Instruction signed by the Authorized Representatives of Releasor Representatives and Releasee Representatives, the Escrow Agent shall (i) send a confirmatory notice (including by e-mail) to an Authorized Representative of each of Releasor Representatives and Releasee Representative of the pending disbursement of funds from the Escrow Account showing the amount to be disbursed; (ii) obtain from an Authorized Representative of each of Releasor Representatives and Releasee Representative final confirmation (which the Parties shall not unreasonably withhold) to the amount of pending disbursement from the Escrow Account; and (iii) thereafter, disburse such amount in accordance with such Joint Instruction.
    (c)    In the event that the Escrow Agent makes any payment to any person pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another person or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, in each case pursuant to a final, non-appealable decision of any court of competent jurisdiction, then the recipient shall repay to the Escrow Agent upon written request the amount so paid to it.
    (d)    The Escrow Agent shall, in its reasonable discretion, comply with judgments or orders issued or process entered pursuant to a final, non-appealable decision by a court with respect to the Escrow Amount, including without limitation any attachment, levy or garnishment (“Judgment”), without any obligation to determine such court’s jurisdiction in the matter and in accordance with its normal business practices; provided that, as permitted by law or such judicial order, the Escrow Agent shall use reasonable best efforts to give prior written notice to the Parties of its intent to comply with such Judgment. If the Escrow Agent complies with any such Judgment, then it shall not be liable to any Party or any other person by reason of such compliance, regardless of the final disposition of any such Judgment, except to the extent that the Escrow Agent acted with fraud, gross negligence or willful misconduct.
    (e)    The Escrow Agent shall provide the Parties with online view only access to see monthly statements and the activity in the Escrow Account.
Section 1.3. Security Procedure for Funds Transfer.  Concurrently with the execution of this Escrow Agreement, Releasor Representatives and Releasee Representative shall each deliver, or cause to be delivered, to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 (as applicable). Each Party understands and agrees that the Escrow Agent shall have no obligation or duty to act upon a written instruction for the disbursement of Escrow Property under this Escrow Agreement if such written instruction is not signed by an Authorized Representative of such Party and such written instruction is not delivered to, and able to be authenticated by, the Escrow Agent in accordance with this Escrow Agreement. The Escrow Agent shall follow internal policies and procedures when confirming the validity or authenticity of funds transfer instructions received in the name of the Parties, which may include a callback to one or more of the Authorized Representatives. Once delivered to the Escrow Agent, Exhibit A-1 or Exhibit A-2 may be revised or rescinded only in writing signed by an Authorized Representative of such applicable Party.  If a revised Exhibit A-1 or Exhibit A-2 or a rescission of an existing Exhibit A-1 or Exhibit A-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either Party, such document shall be accompanied by additional documentation reasonably satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the applicable Party.  The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions in accordance with the terms of this Escrow Agreement may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay, except where the Escrow Agent acted with fraud, gross negligence or willful misconduct.
Section 1.4     Investments.

(a)    The Escrow Agent shall invest the Escrow Amount in the Wilmington Trust Treasury money market fund, CUSIP number 97181C480. Any change in such investment account shall require the written consent of both Releasor Representatives and Releasee Representative.
(b)    The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made in accordance with the instructions on which it is authorized to rely pursuant to this Escrow Agreement, except to the extent that such loss is the result of an act of fraud, gross negligence or willful misconduct by the Escrow Agent. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account; provided that in all circumstances of self-dealing the Escrow Agent shall act in good faith. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice relating to the investment of the Escrow Amount.
Section 1.5.    Tax Reporting.
(a)    The Parties agree that, for all U.S. federal income and other applicable tax reporting purposes, (i) the Releasors shall be treated as the owners of the Escrow Amount and that all interest and other income earned in respect of the Escrow Amount shall be reported as having been earned by the Releasors and (ii) all interest and other income from investment of funds in the Escrow Accounts shall, as of the end of each calendar year and to the extent required by the Internal Revenue Code of 1986, as amended thereunder (the “Code”), be reported on the appropriate IRS Form 1099 as having been earned by Releasors, whether or not such income was disbursed during such calendar year. The Escrow Agent shall be deemed the payor of any interest or other income paid upon investment of the funds in the Escrow Accounts for purposes of performing tax reporting. The Escrow Agent’s function of making such payments is solely ministerial and upon written direction of the Parties.
(b)    Within five (5) Business Days after the end of each calendar quarter and also immediately before the final distribution of funds from the Escrow Account, the Escrow Agent shall release from the Escrow Account and distribute to an account or accounts designated by Releasor Representatives in writing an amount equal to forty percent (40%) of all interest and other taxable income earned from the investment of the funds in the Escrow Account through such date, less any amounts previously distributed pursuant to this sentence with respect to the Escrow Account.
(c)    Releasors shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate U.S. Internal Revenue Service Forms W-9 or W-8 and such other forms and documents that the Escrow Agent may reasonably request in writing to perform its obligations under this Escrow Agreement. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent shall be entitled to withhold any taxes, to the extent such taxes are required to be withheld by the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, from payments hereunder. The Escrow Agent shall comply with any such withholding requirements and will timely deliver any such withheld amounts to the U.S. Internal Revenue Service or other tax authority. The Escrow Agent shall provide reasonable notice to the Parties prior to such withholding and the Parties shall cooperate to the extent reasonable to obtain reduction of, or relief from, such withholding.

Section 1.6    Termination. This Escrow Agreement shall terminate upon the disbursement of all of the funds in the Escrow Account in accordance with the terms hereof, and thereafter, this Escrow Agreement shall be of no further force and effect, except that the provisions of Sections 3.1, 3.2 and 3.4 and Article 4 shall survive such termination.
ARTICLE 2
DUTIES OF THE ESCROW AGENT
Section 2.1.    Scope of Responsibility. Notwithstanding any provision of this Escrow Agreement to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Escrow Agreement (other than the capitalized terms used but not defined herein to which meanings have been given in the Settlement Agreement), whether or not an original or a copy of any such agreement, instrument or document has been provided to the Escrow Agent, and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document. References in this Escrow Agreement to any other agreement, instrument or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. The Escrow Agent shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of the Escrow Amount, written instructions, or any other documents in connection therewith, and will not be regarded as making nor be required to make, any representations thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement, except as otherwise required by Law.
Section 2.2.    Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in good faith in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent; provided that such action or inaction is not inconsistent with the terms of this Escrow Agreement or the obligations of the Escrow Agent hereunder. The Escrow Agent shall be reimbursed as set forth in Section 3.4 for any and all reasonable and documented compensation (including reasonable out-of-pocket fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians and/or nominees. Notwithstanding this section, this Escrow Agreement and the Escrow Agent’s performance of its duties hereunder remain subject to customary principles of principal/agent law as applicable in the governing jurisdiction.
Section 2.3.    Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the Joint Instruction of Authorized Representatives of the Parties or their respective agents, representatives, successors or assigns, except for its own fraud, gross negligence or willful misconduct. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter or other document reasonably believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority, except for its own fraud, gross negligence or willful misconduct.

Section 2.4.    Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties, unless otherwise expressly provided herein.
ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT
Section 3.1.    Indemnification. The Parties hereby agree, jointly and severally, to indemnify the Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”) from and against, and hold the Indemnified Parties harmless from, any liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, reasonable attorneys’ fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Account, except (i) for taxes arising out of the payments made to the Escrow Agent pursuant to Section 3.4 and Exhibit B and (ii) to the extent caused by the Escrow Agent’s gross negligence, fraud or willful misconduct. As between the Parties, it is agreed that any such indemnification obligation shall be borne 100% by Releasor Representatives.
Section 3.2.    Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES THAT HAVE RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT. NO PARTY HERETO SHALL BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.
Section 3.3.    Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Amount and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.
Section 3.4.    Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B (the “Fee Schedule”). All fees and expenses set forth in the Fee Schedule shall be paid 100% by Releasee Representative upon deposit of funds in the Escrow Account (except with respect to out-of-pocket expenses of the Escrow Agent, which shall be paid 100% by Releasee Representative reasonably promptly following the Escrow Agent’s incurrence thereof; provided, that the Escrow Agent shall provide notice to Releasee Representative prior to incurring any out-of-pocket expenses in excess of $1,000). The fee agreed upon for the services rendered hereunder is intended as compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the

Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof (other than as a result of the Escrow Agent’s gross negligence, fraud or willful misconduct), then the Escrow Agent shall be compensated by Releasor Representatives for such extraordinary services and reimbursed for all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event with any such compensation or reimbursement to be paid out of the funds then remaining in the Escrow Account.
Section 3.5.    Disagreements. If any conflict, disagreement or dispute arises between or involving any of the Parties concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Amount until the Escrow Agent (a) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Amount, along with a certification from the providing Party that the order or direction is final, (b) receives a Joint Instruction executed by an Authorized Representative of each of the Parties involved in such disagreement or dispute directing delivery of the Escrow Amount, in which event the Escrow Agent shall be authorized to disburse the Escrow Amount in accordance with such final court order, arbitration decision or written agreement, or (c) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Amount and shall be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such court order, arbitration decision or written agreement without further question, inquiry, or consent.
Section 3.6.    Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, in each case, so long as such successor has control of the Escrow Account, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
Section 3.7.    Attachment of Escrow Amount; Compliance with Legal Orders. In the event that any portion of the Escrow Amount shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court affecting the Escrow Amount, the Escrow Agent is hereby expressly authorized, acting in good faith, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated, other than as a result of the Escrow Agent’s fraud, gross negligence or willful misconduct.
Section 3.8.    Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; pandemic; riots; interruptions, loss or malfunctions of utilities; labor disputes; or acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
Section 3.9.     No Financial Obligation. The Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.
ARTICLE 4
MISCELLANEOUS
Section 4.1.    Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld). Notwithstanding anything in this Escrow Agreement to the contrary, no assignment shall be deemed final until the successor or assignee has provided the Escrow Agent with such Know Your Customer (KYC) information as is reasonably requested by the Escrow Agent.
Section 4.2.     Notices. All notices and other communications under this Escrow Agreement shall be in writing, in English and are deemed duly delivered when (a) delivered, if delivered personally or by internationally recognized courier service (costs prepaid), (b) received or rejected by the addressee, if sent by certified mail, return receipt requested or (c) delivery is confirmed, if sent by electronic mail; in each case to the following addresses or electronic mail address and marked to the attention of the individual designated below (or to such other address or individual as a party may designate by such notice to the other parties):
If to Releasor Representatives:

Donald R. Fountain, Jr.
Clark, Fountain, La Vista, Prather, Littky-Rubin & Whitman
3601 PGA Boulevard, Suite 300,
Palm Beach Gardens, FL 33410
Email: ***

and

Andrew Ashby
Ashby Thelen Lowry
445 Franklin Gateway SE
Marietta, GA 30067
Email: ***

If to Releasee Representative:

Malibu Boats, LLC
5075 Kimberly Way
Loudon, TN 37774
Attention: David Black
Matthew Googe
Email: ***
            ***

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, NW, Suite 1000
Washington, D.C. 20004
Attention: Richard P. Bress
Email: ***

If to the Escrow Agent:

Wilmington Trust, National Association
1100 N. Market Street
Wilmington, DE 19890
Attention: Hailey Field
Email: ***

Section 4.3.    Governing Law and Venue. This Escrow Agreement, and all claims or causes of action based upon, arising out of, or related to this Escrow Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Each of the parties hereto hereby (i) irrevocably submits to the non-exclusive jurisdiction of the Superior Court of Fulton County, Georgia for any action or proceeding brought by either Party or the Escrow Agent arising out of or relating to this Escrow Agreement, (ii) waives any objection to the laying of venue in any such action or proceeding in such courts, and (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.
Section 4.4.    Entire Agreement. This Escrow Agreement, together with the exhibits attached hereto, and the Settlement Agreement set forth the entire agreement and understanding of the Parties related to the Escrow Amount. In the event of a conflict between this Escrow Agreement and the Settlement Agreement, the Settlement Agreement shall prevail. This Escrow Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.
Section 4.5.    Confidentiality. By executing this Escrow Agreement, the Parties and Escrow Agent acknowledge that this Escrow Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Escrow Agreement and related information to individuals or entities not a party to this Escrow Agreement.  If Escrow Agent must disclose any information contained herein pursuant to any regulatory (other than in connection with requests for information from Escrow Agent’s or its affiliates’ regulators), statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall, if legally permitted, notify the Parties in writing of the legal requirement to do so.  If Escrow Agent is or becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Escrow Agreement, Escrow Agent shall, if legally permitted, promptly notify the Parties in writing. Escrow Agent shall have the right to disclose information as set forth therein, to the extent permitted to do so. Confidential information shall not include information that (i) is publicly available other than as a result of Escrow Agent’s breach of this Escrow Agreement, (ii) was obtained from a third party not known by Escrow Agent to be under an obligation of confidentiality with respect to such information or (iii) was independently developed by Escrow Agent.
Section 4.6.    Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by Releasor Representatives, Releasee Representative and the Escrow Agent.
Section 4.7.    Waivers. Neither the failure of nor delay by any party to this Escrow Agreement to exercise any power, right, privilege or remedy under this Escrow Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation or warranty contained in this Escrow Agreement.
Section 4.8.     Severability. If a court of competent jurisdiction declares any provision hereof invalid or unenforceable, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Escrow Agreement will continue in full force and effect. Upon such determination that any provision hereof is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Escrow Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner.
Section 4.9.     Electronic Signatures; Counterparts. This Escrow Agreement may be executed in one or more counterparts (including by means of electronically signed, telecopied or PDF signature pages), each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other electronic transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Section 4.11.     Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS ESCROW AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.11.    Headings. Section headings of this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement. Except as otherwise expressly set forth herein, references to “Articles”, “Exhibits” or “Sections” shall be to Articles, Exhibits or Sections of or to this Escrow Agreement.
Section 4.12.    Publication; Disclosure. By executing this Escrow Agreement, the Escrow Agent acknowledges that this Escrow Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Escrow

Agreement and related information to individuals or entities not a party to this Escrow Agreement. The Escrow Agent further agrees to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Escrow Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Escrow Agreement, or, in the alternative, publishing a conformed copy of this Escrow Agreement. If the Escrow Agent must disclose or publish this Escrow Agreement or information contained herein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall notify in writing each Party of the legal requirement to do so. If the Escrow Agent becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Escrow Agreement, the Escrow Agent shall promptly notify in writing the Parties and the Escrow Agent shall be liable for any unauthorized release or disclosure.
Section 4.13.     Business Day. For purposes of this Escrow Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or any other day which is a federal holiday or on which banking institutions are authorized or obligated by law, regulation, or executive order to remain closed.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

RELEASOR REPRESENTATIVES:

By: _________________________
Donald R. Fountain, Jr.

By: _________________________
Andrew Ashby

[Signature Page to Escrow Agreement]

RELEASEE REPRESENTATIVE:

MALIBU BOATS, LLC

By: _________________________
Name: Matthew Googe
Title: Secretary

[Signature Page to Escrow Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By: _________________________
Name:
Title:

[Signature Page to Escrow Agreement]

EXHIBIT A-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES
OF RELEASOR REPRESENTATIVES

[_] (the “Releasor Representatives”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Agreement to which this Exhibit A-1 is attached, on behalf of the Releasor Representatives.

Name (print):
Specimen Signature:
Title:	N/A
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable e-mail addresses.

Name (print):
Specimen Signature:
Title:	N/A
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable e-mail addresses.

COMPLETE BELOW TO UPDATE EXHIBIT A-1

If the Releasor Representatives wish to update this Exhibit A-1, the Releasor Representatives must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-1 with such changes. Any updated Exhibit A-1 shall be effective once signed by the Releasor Representatives and Escrow Agent and shall entirely supersede and replace any prior Exhibit A-1 to this Agreement.

By: _________________________
Name:
Date:

By: _________________________
Name:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By: _________________________
Name:
Title:
Date:

EXHIBIT A-2
CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES
OF RELEASEE REPRESENTATIVE

[______________________] (the “Releasee Representative”) designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Agreement to which this Exhibit A-2 is attached, on behalf of the Releasee Representative.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable e-mail addresses.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable e-mail addresses.

COMPLETE BELOW TO UPDATE EXHIBIT A-2

If the Releasee Representative wishes to update this Exhibit A-2, the Releasee Representative must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-2 with such changes. Any updated Exhibit A-2 shall be effective once signed by the Releasee Representative and Escrow Agent and shall entirely supersede and replace any prior Exhibit A-2 to this Agreement.

[__________________________]

By: _________________________
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By: _________________________
Name:
Title:
Date:

EXHIBIT B

Fees of Escrow Agent
(to be paid by Releasee Representative in accordance with Section 3.4)

Acceptance Fee:	WAIVED
Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s). Acceptance Fee payable at time of Escrow Agreement execution.

Escrow Agent Administration Fee (one-time):	$4,500
For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the Escrow Agreement; disbursement of funds in accordance with the Escrow Agreement; and mailing of trust account statements to all applicable parties. Tax reporting and Tax Payment is included.
Wilmington Trust’s fee is based on the following assumptions:
•Number of Escrow Accounts to be established: One (1)
•Number of Deposits to Escrow Account(s): One (1)
•Number of Withdrawals from Escrow Fund(s): Not more than two (2)

Out-of-Pocket Expenses:	Billed At Cost

ANNEX I

[Attached.]

Joint Release Instruction

[Date]

Wilmington Trust, National Association
1100 N. Market Street
Wilmington, DE 19890
Attention: Hailey Field
Email: ***

To whom it may concern:
Reference is hereby made to that certain Escrow Agreement, dated as of June [__], 2023 (the “Escrow Agreement”), by and among (i) Donald R. Fountain, Jr., an individual, and Andrew Ashby, an individual (collectively, “Releasor Representatives”), (ii) Malibu Boats, LLC, a Delaware limited liability company (“Releasee Representative” and together with the Releasor Representatives, the “Parties,” and individually, a “Party”), and (iii) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as escrow agent (“Escrow Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Escrow Agreement.
By its execution and delivery of this release instruction (this “Instruction”), the undersigned, pursuant to Section 1.2(a) of the Escrow Agreement, hereby irrevocably direct and instruct the Escrow Agent to promptly, but in any event within two (2) Business Days, disburse [a portion of the Escrow Amount] / [the entirety of the funds remaining in the Escrow Account] to each of the payees set forth on Schedule I attached hereto, in each case, in the amounts and in accordance with the wire instructions set forth next to such payee’s name on Schedule I.
[The Escrow Agent is further instructed to take all action necessary to make the disbursement requested herein, including, without limitation, liquidating any unliquidated investments made by the Escrow Agent. Upon final disbursement of the amount set forth herein, the Escrow Agent shall close the Escrow Account in accordance with the Escrow Agent’s customary operating procedures.]1
This letter may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page to this notice by facsimile or other electronic transmission (including in Adobe PDF format) will be effective as delivery of a manually executed counterpart to this notice.
[Signature pages follow]

1 To be included only in the final Joint Instruction following the Second Escrow Release Date or the payment of a Third-Party Award equal to or in excess of the amounts then remaining in the Escrow Account (as applicable).

                        Very truly yours,

RELEASOR REPRESENTATIVES:

By: _________________________
Donald R. Fountain, Jr.

By: _________________________
Andrew Ashby

RELEASEE REPRESENTATIVE:

MALIBU BOATS, LLC

By: _________________________
Name:
Title:

[Signature Page to Joint Release Instruction]

Exhibit B

Forms of Qualified Assignment and Releases

[Attached.]

MODEL
Qualified Assignment and Release Agreement21
In Accordance With Internal Revenue Code Section 130
“Claimant(s)”:
“Assignor”:
“Settlement Agreement”:
[Date and title of settlement agreement, order or other document embodying the Assignor’s obligation to make the agreed periodic payments]
“Assignee”:
“Annuity Issuer”:
“Effective Date”:
This Qualified Assignment and Release Agreement is made and entered into as of the Effective Date by and among the undersigned parties with reference to the following facts:
a.Claimant(s) and Assignor are parties to or are otherwise subject to or entitled to receive payments under the above-referenced Settlement Agreement, under which Assignor has liability to make certain periodic payments to or for the benefit of Claimant(s) as specified or referred to in paragraph 12 of this Agreement (the “Periodic Payments”); and
b.Assignor and Assignee wish to effect a “qualified assignment” within the meaning and subject to the conditions of Section 130(c) of the Internal Revenue Code of 1986, as amended (the “Code”).
Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the parties agree as follows:
1.Assignment and Assumption; Release of Assignor. Assignor hereby assigns to Assignee, and Assignee hereby accepts and assumes, all of Assignor’s liability to make the Periodic Payments. Each Claimant hereby accepts and consents to such assignment by Assignor and assumption by Assignee. Effective on the Effective Date, each Claimant hereby releases and discharges Assignor from all liability to make the Periodic Payments.
2.Nature of Periodic Payments. The Periodic Payments constitute
a.damages (other than punitive damages), whether by suit or agreement, or
b.compensation under a workers’ compensation act,
on account of personal injury or sickness in a case involving physical injury or physical sickness, within the meaning of Sections 130(c) and 104(a) of the Code.
3.Extent of Assignee’s Liability. Assignee’s liability to make the Periodic Payments shall be no greater than the liability of Assignor immediately prior to the Effective Date. Assignee assumes no liability other than the liability to make the Periodic Payments. Assignee’s liability to make the Periodic Payments shall be unaffected by any bankruptcy or insolvency of Assignor.
4.Qualified Funding Asset. Assignee will fund the Periodic Payments by purchasing from Annuity Issuer a “qualified funding asset,” as defined in Section 130(d) of the Code, in the form of an annuity contract (the “Annuity”) issued by Annuity Issuer and providing for payments corresponding to the Periodic Payments. Assignee shall be designated as the owner of the Annuity. All rights of legal ownership and control of the Annuity shall (subject to paragraph 9 of this Agreement) be and remain vested exclusively in Assignee; provided, however, that the Annuity shall be used by Assignee to fund the Periodic Payments and shall at all times be designated by Assignee on its records as being taken into account, under Section 130 of the Code, with respect to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, neither any Claimant nor any Successor Payee shall have any rights with respect to the Annuity or the payments thereunder that would cause any amount attributable to the Annuity to be currently includible in the recipient’s income or would otherwise affect the determination of when any recipient is treated as having received any payment for income tax purposes, or would otherwise prevent this Agreement from satisfying all of the conditions for a “qualified assignment” within the meaning of Section 130(c) of the Code.
5.Delivery of Payments. Assignee may have Annuity Issuer send payments directly to a Claimant, or, if applicable, to a Successor Payee (as defined in paragraph 8 of this Agreement), or deliver payments by electronic funds transfer to an
12The Legal Committee of the National Structured Settlements Trade Association (“NSSTA”) has prepared this Model Qualified Assignment and Release Agreement, together with a corresponding Model Qualified Assignment Agreement, as resources for individual NSSTA members to consider in reviewing and, where they deem appropriate, updating their own structured settlement documentation to assure that it continues to serve the tax and other objectives of structured settlements, taking into account recent statutory, regulatory and case law developments.

FDIC-insured depository institution in the United States for credit (directly or indirectly) to an insured account in the name of such Claimant or Successor Payee. Such direction of payments under the Annuity shall not be deemed to afford the Claimant or any Successor Payee any rights of ownership or control of the Annuity. Each Claimant and any Successor Payee shall at all times keep Annuity Issuer apprised of such Claimant’s or Successor Payee’s current street address and telephone number and, if such Claimant or Successor Payee receives payments by electronic funds transfer, the name, address, bank identifier number (BIN) and telephone number of the applicable depository institution and the account number of the account to which the payments are to be credited.
6.Discharge of Liability. The Assignee’s liability to make each Periodic Payment to the Claimant or Successor Payee designated to receive such payment shall be discharged automatically at such time as a corresponding payment is made to such Claimant or Successor Payee by the Annuity Issuer.
7.Acceleration, Transfer of Payment Rights. None of the Periodic Payments and no rights to or interest in any of the Periodic Payments (all of the foregoing being hereinafter collectively referred to as “Payment Rights”) can be
a.Accelerated, deferred, increased or decreased by any recipient of any of the Periodic Payments; or
b.Sold, assigned, pledged, hypothecated or otherwise transferred or encumbered, either directly or indirectly, unless such sale, assignment, pledge, hypothecation or other transfer or encumbrance (any such transaction being hereinafter referred to as a “Transfer”) has been approved in advance in a “Qualified Order” as defined in Section 5891(b)(2) of the Code (a “Qualified Order”) and otherwise complies with applicable state law, including without limitation any applicable state structured settlement protection statute.
No Claimant or Successor Payee shall have the power to effect any Transfer of Payment Rights except as provided in sub-paragraph (ii) above, and any other purported Transfer of Payment Rights shall be wholly void. If Payment Rights under this Agreement become the subject of a Transfer approved in accordance with sub-paragraph (ii) above the rights of any direct or indirect transferee of such Transfer shall be subject to the terms of this Agreement and any defense or claim in recoupment arising hereunder.
8.Contingent Beneficiaries. Any Periodic Payments to be made after the death of any Claimant or Successor Payee shall be made to such party as shall have been designated in, or in accordance with, the Settlement Agreement or, if the Settlement Agreement does not provide for such designation, then to the party designated in conformity with this paragraph 8. Any party so designated is referred to in this Agreement as a “Contingent Beneficiary.” If no Contingent Beneficiary is living at the time of the death of a Claimant or Successor Payee, payment shall be made to the decedent’s estate. As used in this agreement the term “Successor Payee” refers to a Contingent Beneficiary or an estate that has become entitled to receive Periodic Payments following the death of a Claimant or a Successor Payee. Except as otherwise provided in the Settlement Agreement, no designation or change of designation of a Contingent Beneficiary shall be effective unless such change (i) is requested in a written request submitted to Assignee (or its authorized agent) in accordance with Assignee’s customary procedures for processing such requests; and (ii) is confirmed by Assignee (or its authorized agent). Except for a designation that is expressly identified in the Settlement Agreement as irrevocable, any designation of a Contingent Beneficiary shall be deemed to be revocable; and no party that is designated as a Contingent Beneficiary (other than a party irrevocably designated as a Contingent Beneficiary in the Settlement Agreement) shall, solely by virtue of its designation as a Contingent Beneficiary, be deemed to have any cognizable interest in any Periodic Payments.
9.Failure to Satisfy Section 130(c). If at any time prior to completion of the Periodic Payments, the Settlement Agreement is declared terminated in a final, non-appealable order of a court of competent jurisdiction (or in the case of a workers’ compensation settlement, a final order of the applicable workers’ compensation authority) or if it is determined in any such final order that the requirements of Section 130(c) of the Code have not been satisfied in connection with this Agreement: (i) the assignment by Assignor to Assignee of the liability to make the Periodic Payments, Assignee’s acceptance of such assignment and the release by Claimant(s) of Assignor’s liability shall be of no force or effect; (ii) Assignee shall be conclusively deemed to be acting as the agent of Assignor; (iii) the Annuity shall be owned by Assignor, which shall retain the liability to make the Periodic Payments; (iv) Assignee shall have no liability to make any Periodic Payments; and (v) the parties hereto agree to cooperate in taking such actions as may be necessary or appropriate to implement the foregoing.
10.Governing Law; Disclosure of Certain Tax Information; Binding Effect.
(i)This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of                     ;32 provided, however, that any Transfer of Payment Rights under this Agreement may be subject to the laws of other states in addition to the state designated above.
(ii)This Agreement shall be binding upon the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, including without limitation any party asserting an interest in Payment Rights.
32 In choosing governing law the parties should be aware that the effectiveness of both contractual and “legal” restriction on assignment of rights to receive future Periodic Payments including (i) contractual restrictions integral to the intended tax treatment of periodic payments and the annuities held as qualified funding assets and (ii) statutes, regulations and “rule[s] of law” prohibiting, restricting or requiring consent for assignments may be limited (unintentionally) by sweeping override provisions enacted in
§§ 9-406 and 9-408 of Revised Article 9 of the Uniform Commercial Code, which took effect in most states in July, 2001. Most states have enacted amendments that make the overrides in §§ 9-406 and 9-408 inapplicable to structured settlements; but until appropriate corrective amendments are in effect nationwide, the parties to a qualified assignment may find it advisable to avoid designating as governing law the law of a state that has not yet enacted such amendments.

11.Advice, Comprehension of Agreement. In entering into this Agreement, each Claimant represents and warrants that (i) such Claimant has relied solely upon the legal and tax advice of such Claimant’s own attorneys and other advisors, who are the attorneys and advisors of such Claimant’s choice, concerning the legal and income tax consequences of this Agreement; and (ii) the terms of this Agreement have been completely read by and explained to such Claimant and are fully understood and voluntarily accepted by such Claimant.
12.Description of Periodic Payments. The Periodic Payments are as set forth immediately below or (if not set forth below) as set forth in attached Addendum No. 1, which is hereby incorporated in and made a part of this Agreement.

Description of Periodic Payments:

This Qualified Assignment and Release Agreement is signed in one or more counterparts as of the Effective Date by the following:

Assignor:		Assignee:

By:		By:
	Authorized Representative		Authorized Representative

Title:		Title:

Approved as to Form and Content:
Claimant(s):
Claimant’s Attorney

Claimant’s Attorney

Claimant’s Attorney

Addendum No. 1
Description of Periodic Payments
Initials
Assignor:
Assignee:
Claimant(s):